QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.3

AON CORPORATION

OFFER TO EXCHANGE
Its
6.20% Notes due 2007
Which Have Been Registered Under the Securities Act of 1933
for Any and All of Its Outstanding
6.20% Notes due 2007

                        , 2002

To Brokers, Dealers, Commercial Banks,
Trust Companies and Other Nominees:

        We are enclosing herewith an offer by Aon Corporation, a Delaware corporation (the "Company"), to exchange the Company's new 6.20% Notes due 2007 (the "Exchange Notes") which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for any and all of the Company's outstanding 6.20% Notes due 2007 (the "Original Notes"), upon the terms and subject to the conditions set forth in the accompanying Prospectus, dated                        , 2002 (as the same amended and supplemented from time to time, the "Prospectus"), and related Letter of Transmittal (which together with the Prospectus constitutes the "Exchange Offer").

        The Exchange Offer provides a procedure for holders to tender the Original Notes by means of guaranteed delivery.

        The Exchange Offer will expire at 5:00 p.m., New York City time, on                        , 2002, unless extended (the "Expiration Date"). Tendered Original Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date, if such Original Notes have not previously been accepted for exchange pursuant to the Exchange Offer.

        Based on an interpretation by the staff of the Division of Corporation Finance of the Securities and Exchange Commission (the "SEC") as set forth in certain interpretive letters addressed to third parties in other transactions, Exchange Notes issued pursuant to the Exchange Offer in exchange for Original Notes may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act or a "broker" or "dealer" registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holder's business and such holder is not engaging, does not intend to engage, and has no arrangement or understanding with any person to participate, in the distribution of such Exchange Notes. See "Shearman & Sterling," SEC No-Action Letter (available July 2, 1993), "Morgan Stanley & Co., Inc.," SEC No-Action Letter (available June 5, 1991) and "Exxon Capital Holding Corporation," SEC No-Action Letter (available May 13, 1988).

        The Exchange Offer is not conditioned on any minimum aggregate principal amount of Original Notes being tendered, except that Original Notes may be tendered only in an aggregate principal amount of $100,000 and integral multiples of $1,000 in excess thereof.

        Notwithstanding any other provisions of the Exchange Offer, or any extension of the Exchange Offer, the Company will not be required to accept for exchange, or to exchange any Exchange Notes for, any Original Notes and may terminate the Exchange Offer (whether or not any Original Notes have been accepted for exchange) or may waive any conditions to or amend the Exchange Offer, if any of the conditions described in the Prospectus under "The Exchange Offer—Conditions of the Exchange Offer" have occurred or exist or have not been satisfied.

        For your information and for forwarding to your clients for whom you hold Original Notes registered in your name or in the name of your nominee, we are enclosing the following documents:

  1.
  A Prospectus, dated                        , 2002.

  2.
  A Letter of Transmittal for your use and for the information of your clients.

  3.
  A printed form of letter which may be sent to your clients for whose accounts you hold Original Notes registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offer.

  4.
  Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 of the Internal Revenue Service (included in the Letter of Transmittal after the instructions thereto).

        WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE.

        Any inquiries you may have with respect to the Exchange Offer may be addressed to, and additional copies of the enclosed materials may be obtained from, the Exchange Agent at the following telephone number: (212) 815-6331.

Very truly yours,
Aon Corporation

        NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU AS THE AGENT OF THE COMPANY, THE EXCHANGE AGENT OR ANY OTHER PERSON, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.

QuickLinks

  Exhibit 99.3